Exhibit 10.25

                                SEACOR SMIT INC.

                 2003 NON-EMPLOYEE DIRECTOR SHARE INCENTIVE PLAN

1. PURPOSE. The SEACOR SMIT Inc. Non-Employee Director Share Incentive Plan (the "Plan") is intended (i) to provide incentives that will attract, retain and motivate highly competent persons as non-employee directors of SEACOR SMIT Inc. (the "Company"), and (ii) to assist in further aligning the interests of the Company's non-employee directors with those of its other stockholders, by providing non-employee directors with opportunities to acquire shares of the Common Stock, par value $.01 per share, of the Company ("Common Stock") pursuant to the Benefits (as defined below) described herein.

2. ADMINISTRATION. The Plan will be administered by the Board of Directors of the Company (the "Board") or a committee appointed by the Board from among its members (and references herein to the Board shall be deemed to include references to any such committee, except as the context otherwise requires). The Board is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Board shall be binding and conclusive on all participants and their legal representatives.

3. PARTICIPANTS. Each member of the Board who is not an employee of the Company or any subsidiary of the Company (a "Non-Employee Director") shall be eligible to participate in the Plan.

4. TYPE OF BENEFITS. Benefits under the Plan shall be granted in a combination of (a) Stock Options and (b) Stock Awards (each as described below, and collectively, the "Benefits"). Benefits may be evidenced by agreements (which need not be identical) in such forms as the Board may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.

5.         COMMON STOCK AVAILABLE UNDER THE PLAN.

           (a) Subject to the provisions of this Section 5 and any adjustments made in accordance with Section 8 hereof, the maximum number of shares of Common Stock that may be delivered to Non-Employee Directors and their beneficiaries under the Plan shall be 150,000 shares of Common Stock, which may be authorized and unissued or treasury shares. Any shares of Common Stock covered by a Stock Option granted under the Plan, which is forfeited, is canceled, or expires, shall be deemed not to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

           (b) If any Stock Option is exercised by tendering shares of Common Stock to the Company as full or partial payment in connection with the exercise of a Stock Option under the Plan, only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

6.         ANNUAL STOCK OPTIONS.

           (a) GRANT. On the date of each Annual Meeting of Stockholders of the Company during the term of the Plan (commencing with the 2003 Annual Meeting of Stockholders scheduled to be held on May 14, 2003), each Non-Employee Director in office immediately following such Annual Meeting shall be granted automatically a stock option to purchase 3,000 shares of Common Stock (subject to adjustments made in accordance with Section 8 hereof) (a "Stock Option"). Stock Options are not intended to constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Any Non-Employee Director entitled to receive Stock Options pursuant to the Plan may elect to decline such Stock Options.

           (b) EXERCISE PRICE. Each Stock Option granted hereunder shall have a per-share exercise price equal to the Fair Market Value (as defined in Section 12 hereof) of a share of Common Stock on the date of grant (subject to adjustments made in accordance with Section 8 hereof).

           (c) PAYMENT OF EXERCISE PRICE. The option exercise price may be paid in cash or, in the discretion of the Board, by the delivery of shares of Common Stock then owned by the Non-Employee Director (to be valued at their Fair Market Value on the date of exercise), by the withholding of shares of Common Stock for which a Stock Option is exercisable, or by a combination of these methods. The Board may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock then owned by a Non-Employee Director, providing the Company with a notarized statement attesting to the number of shares owned, in which case upon verification by the Company, the Company would issue to the Non-Employee Director only the number of incremental shares to which the Non-Employee Director is entitled upon exercise of the Stock Option. In determining which methods a Non-Employee Director may utilize to pay the exercise price, the Board may consider such factors as it determines are appropriate.

           (d)        EXERCISE PERIOD.

                      (i) GENERAL. Each Stock Option granted to a Non-Employee Director hereunder shall become exercisable at any time following the earlier to occur of (a) the first anniversary of the date of grant and (b) the date of the first annual meeting of the stockholders of the Company that occurs after the date of grant, provided that the Non-Employee Director continues to serve as a director of the Company on such date; provided, however, that any such Stock Option granted to a Non-Employee Director shall become immediately exercisable in the event of (A) a Change in Control of the Company (as defined in Section 8(b) hereof), as and to the extent provided in Section 8(b) hereof, (B) the termination of the service of a Non-Employee Director as a director as a result of disability (as defined in Section 22(c)(3) of the Code) or (C) the death of the Non-Employee Director. Each Stock Option shall terminate on the tenth anniversary of the date of grant unless terminated earlier pursuant to the Plan or later pursuant to Section 6(d)(iii) hereof.

                      (ii) TERMINATION OF DIRECTORSHIP. If a Non-Employee Director's service as a director of the Company is terminated, any Stock Option previously granted to such Non-Employee Director shall, to the extent not theretofore exercised, terminate and become null and void; provided, however, that:

                                 (a)        if the service of a Non-Employee
                                            Director holding an outstanding
                                            Stock Option is terminated by reason
                                            of (i) such a Non-Employee's
                                            disability (as defined in Section
                                            22(e)(3) of the Code), (ii)
                                            voluntary retirement from service as
                                            a director of the Company, (iii)
                                            failure of the Company to nominate
                                            for re-election such Non-Employee
                                            who is otherwise eligible, except if
                                            such failure to nominate for
                                            re-election is due to any act of (A)
                                            fraud or intentional
                                            misrepresentation or (B)
                                            embezzlement, misappropriation or
                                            conversion of assets or
                                            opportunities of the Company or any
                                            subsidiary corporation or parent
                                            corporation of the Company (in which
                                            case, such Stock Option shall
                                            terminate and no longer be
                                            exercisable), or (iv) the failure of
                                            such Non-Employee Director to be
                                            re-elected by Stockholders following
                                            nomination by the Company, such
                                            Stock Option shall, to the extent
                                            not previously exercised, remain
                                            exercisable at any time up to and
                                            including (X) three (3) months after
                                            the date of such termination of
                                            service in the case of termination
                                            by reason of voluntary retirement,
                                            failure of the Company to nominate
                                            for re-election such Non-Employee
                                            Director who is otherwise eligible
                                            (subject to the exceptions referred
                                            to in clause (iii) above), or
                                            failure of such Non-Employee
                                            Director to be re-elected by
                                            Stockholders following nomination by
                                            the Company, and (Y) one (1) year
                                            after the date of termination of
                                            service in the case of termination
                                            by reason of disability.

                      (iii) EXTENSION OF TERM. The term of exercise of all outstanding Stock Options held by a Non-Employee Director that have a remaining term of less than one (1) year on the date of such Non-Employee Director's death shall automatically be extended to the first anniversary of the date of death.

7. ANNUAL STOCK AWARDS FOR NON-EMPLOYEE DIRECTORS. On the date of each Annual Meeting of Stockholders of the Company during the term of the Plan, each Non-Employee Director in office immediately following such Annual Meeting shall be granted the right to receive 500 shares of Common Stock (a "Stock Award"), such shares to be delivered to such Non-Employee Director in four (4) equal installments as follows: 125 shares on the date of such Annual Meeting (or, in the case of the 2003 Annual Meeting, the "Effective Date" as defined in Section 17 hereof) and 125 shares on the dates that are three (3) months, six
           (6) months and nine (9) months thereafter or, if any such date is not a business day, the next succeeding business day (each such installment of shares, until the delivery date therefor, being referred to as an "Unvested Stock Award"); provided, however, if a Non-Employee Director's service as a director of the Company terminates for any reason, any and all Unvested Stock Awards shall terminate and become null and void.

8.         ADJUSTMENT PROVISIONS; CHANGE IN CONTROL.

           (a) If there shall be any change in the Common Stock, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option and Stock Award (including any Unvested Stock Award) such that each such Stock Option and Stock Award shall thereafter be exercisable or vested and deliverable for such, cash and/or other property as would have been received in respect of the Common Stock subject to such Stock Option and Stock Award had such Stock Option and Stock Award been exercised or vested and delivered in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of a Non-Employee Director's rights under the Plan, the Board will have authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Stock Options and Stock Awards (including Unvested Stock Awards), and the exercise price applicable to outstanding Stock Options.

           (b) Notwithstanding any other provision of this Plan, if there is a Change in Control of the Company, all then outstanding Stock Options shall immediately become exercisable and all Unvested Stock Awards shall immediately become vested and deliverable, as the case may be. For purposes of this Section 8(b), a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

                      (i) A change in control of the direction and administration of the Company's business of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or

                      (ii) During any period of two (2) consecutive years, the individuals who at the beginning of such period constitute the Board of Directors or any individuals who would be "Continuing Directors" (as hereinafter defined) cease for any reason to constitute at least a majority thereof; or

                      (iii)      Common Stock shall cease to be publicly traded;
                                 or

                      (iv) The Board of Directors shall approve a sale of all or substantially all of the assets of the Company, and such transaction shall have been consummated; or

                      (v) The Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in Section 8(b)(ii) or (iii) above, and such transaction shall have been consummated.

                      Notwithstanding the foregoing, none of the following shall constitute a Change in Control of the Company: (A) any spin-off of a division or subsidiary of the Company to its stockholders; or (B) any event listed in (i) through (v) above that the Board determines not to be a Change in Control of the Company.

           (c) For purposes of Section 8(b), "Continuing Directors" shall mean (x) the directors of the Company in office on the Effective Date (as defined below) and (y) any successor to any such director and any additional director who after the Effective Date was nominated or elected by a majority of the Continuing Directors in office at the time of his or her nomination or election.

           (d) The Board, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Stock Option, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction constituting the Change in Control) or in a combination thereof, as the Board, in its discretion, shall determine. The provisions contained in the preceding sentence shall be inapplicable to a Stock Option granted within six (6) months before the occurrence of a Change in Control if the holder of such Stock Option is subject to the reporting requirements of Section 16(a) of the Exchange Act and no exception from liability under
                      Section 16(b) of the Exchange Act is otherwise available to such holder.

9. NONTRANSFERABILITY. Stock Options and the right to receive Unvested Stock Awards granted under the Plan to a Non-Employee Director shall not be transferable otherwise except, in the case of Stock Options, by will or the laws of descent and distribution, and Stock Options shall be exercisable, during the Non-Employee Director's lifetime, only by the Non-Employee Director. In the event of the death of a Non-Employee Director, each Stock Option theretofore granted to him or her shall be exercisable during such period after his or her death and by such persons as set forth in Section 6 above. Notwithstanding the foregoing, at the discretion of the Board, an award of a Stock Option may permit the transferability of any such Stock Option by a Non-Employee Director solely to the Non-Employee Director's spouse, siblings, parents, children and/or grandchildren, or to trusts for the benefit of such persons, or to partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the Stock Option.

10. OTHER PROVISIONS. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other Non-Employee Director) as the Board determines appropriate.

11. ISSUANCE OF STOCK CERTIFICATES AND RELATED MATTERS. The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued under this Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as the Board, in its sole discretion, determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") or (ii) implement the provisions of the Plan and any agreement between the Company and the Non-Employee Director. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Common Stock under the Plan or make any other distribution of Benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation the Securities Act), and the applicable requirements of any securities exchange or similar entity.

12. FAIR MARKET VALUE. For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value shall be the closing price of the Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Common Stock is readily tradable on a national securities exchange or other market system, and if the Common Stock is not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Board as the fair market value of the Common Stock.

13. TENURE. A Non-Employee Director's right, if any, to continue to serve as a director of the Company or any of its subsidiaries or affiliates shall not be enlarged or otherwise affected by his or her designation as a participant under this Plan.

14. NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Board shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

15. AMENDMENT AND TERMINATION. The Board may amend the Plan from time to time or suspend or terminate the Plan at any time. However, no amendment shall have a material adverse effect on an outstanding Stock Option or Unvested Stock Awards without the consent of the holder. No amendment of the Plan may be made without approval of the stockholders of the Company if required by applicable law or by any listing agreement to which the Company is a party with a national securities exchange or other market system.

16. GOVERNING LAW. This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws).

17. EFFECTIVE DATE AND TERM OF THE PLAN. The Plan shall become effective at 5:00 p.m., New York City time, on the fifth business day after the date of the Company's 2003 Annual Meeting of Stockholders (the "Effective Date"), if the Plan is approved by a vote of the Stockholders of the Company at such Annual Meeting. If the Plan is not so approved, the Plan shall be of no force or effect. If so approved, the Plan shall terminate following the delivery of shares in respect of all Stock Awards granted on the date of the Company's 2007 Annual Meeting of Stockholders (the "Termination Date"), unless sooner terminated in accordance with its terms.